SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT (this “Amendment”) is made as of the 30th day of June, 2009 among:

(a) CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (“Core Molding”);

(b) CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (“Core Mexico” and, together with Core Molding, collectively, “Borrowers” and, individually, each a “Borrower”);

(c) the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(d) KEYBANK NATIONAL ASSOCIATION, as the lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”).

WHEREAS, Borrowers, Agent and the Lenders are parties to that certain Credit Agreement, dated as of December 9, 2008, that provides, among other things, for loans and letters of credit aggregating Thirty-Four Million Eleven Thousand Fifty-Six and 15/100 Dollars ($34,011,056.15), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrowers, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrowers, Agent and the Lenders agree as follows:

1. Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin”, “Base Rate”, “Commitment Period”, “Consolidated EBITDA”, “Daily LIBOR Rate” and “Eurodollar Rate” therefrom and to insert in place thereof, respectively, the following:

“Applicable Margin” means:

(a) for any date prior to the Second Amendment Effective Date, the Applicable Margin in effect prior to the Second Amendment Effective Date;

(b) effective on the Second Amendment Effective Date through August 31, 2009, (i) four hundred fifty (450.00) basis points for Eurodollar Loans, (ii) four hundred fifty (450.00) basis points for Daily LIBOR Loans, and (iii) three hundred (300.00) basis points for Base Rate Loans; and

(c) commencing with the Consolidated financial statements of Core Molding for the fiscal quarter ending June 30, 2009, the number of basis points (depending upon whether Loans are Eurodollar Loans, Daily LIBOR Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on September 1, 2009 and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Basis	Applicable Basis	Applicable Basis
	Points for Daily	Points for	Points for
	LIBOR Loans	Eurodollar Loans	Base Rate Loans
Greater than 2.25 to 1.00	450.00	450.00	300.00
Less than or equal to 2.25 to 1.00	425.00	425.00	275.00

After September 1, 2009, changes to the Applicable Margin shall be effective on the first day of each fiscal quarter following the date upon which Agent should have received, pursuant to Section 5.3(a) hereof, the Consolidated financial statements of Core Molding (provided that, if the internal financial statements required by Section 5.3(a) hereof are not consistent with the audited financial statements required by Section 5.3(b) hereof, the Applicable Margin shall be retroactively adjusted upon receipt of the audited statements). The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof. Notwithstanding anything herein to the contrary, (i) during any period when Borrowers shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid for Loans of that type regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) Borrowers shall immediately deliver to Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) Borrowers shall immediately pay to Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

“Base Rate Loan” means a Revolving Loan described in Section 2.2(a) hereof, a portion of the Term Loan described in Section 2.3 hereof, a Capex Draw Loan described in Section 2.4(a) hereof, a portion of the Capex Term Loan described in Section 2.4(b) hereof, or the Mexican Loan described in Section 2.5 hereof, that shall be denominated in Dollars and on which Borrowers shall pay interest at a rate based on the Base Rate.

“Commitment Period” means (a) with respect to the Revolving Credit Commitment, the period from the Closing Date to April 30, 2011, (b) with respect to the Capex Draw Commitment, the period from the Closing Date to the Capex Conversion Date, (c) with respect to the Mexican Loan Commitment, the period from the Closing Date to the Mexican Line Conversion Date, and (d) with respect to the IDRB Letter of Credit Commitment, the period from the Closing Date to April 17, 2014, or, in the case of each (a), (b), (c) and (d), such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis and in accordance with GAAP, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) reasonable non-recurring non-cash losses not incurred in the ordinary course of business, (v) non-cash compensation expenses recognized under Statement of Financial Accounting Standards 123R in connection with Core Molding’s equity incentive stock option plan and restricted stock grants; (vi) transition and relocation costs incurred in construction of the Mexican Project (up to an aggregate amount not to exceed Three Million Two Hundred Thousand Dollars ($3,200,000) from September 1, 2008 through July 31, 2009), and (vii) non-cash post-retirement expenses minus retirement benefits paid in cash; minus (b) to the extent included in Consolidated Net Earnings for such period, non-recurring gains not incurred in the ordinary course of business.

“Daily LIBOR Rate” means, for any Daily Interest Period:

(a) with respect to a Daily LIBOR Loan that is a Revolving Loan or a Swing Loan, a per annum rate of interest (rounded upwards, if necessary, to the nearest 1/16th of 1%) at which, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Daily Interest Period, Dollar deposits in immediately available funds in an amount comparable to such Loan and with a maturity of one day are offered to the prime banks by leading banks in the London interbank market; and

(b) with respect to a Daily LIBOR Loan that is the Mexican Loan, a rate per annum equal to a per annum the rate of interest, as of approximately 11:00 A.M. (London time) two Business Days prior to such date as the rate in the London interbank market for Dollar deposits in immediately available funds in an amount comparable to such Loan and with a maturity of one day are offered to the prime banks by leading banks in the London interbank market.

“Eurodollar Rate” means, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained by dividing (a) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters or Bloomberg (or, if for any reason such rate is unavailable from Reuters or Bloomberg, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters or Bloomberg) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent’s discretion) by prime banks in any Eurodollar market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan; by (b) 1.00 minus the Reserve Percentage.

2. Additions to Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Second Amendment Effective Date” means June 30, 2009.

3. Retroactive Amendment to Interest Provisions. Section 2.7 of the Credit Agreement is hereby retroactively amended, effective as of March 31, 2009, to delete subsection (c) therefrom and to insert in place thereof the following:

(c) Term Loan.

(i) Base Rate Loan. With respect to any portion of the Term Loan that is a Base Rate Loan, Core Molding shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing April 1, 2009, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof, at a rate per annum equal to the Base Rate from time to time in effect.

(ii) Eurodollar Loans. With respect to any portion of the Term Loan that is a Eurodollar Loan, Core Molding shall pay interest on the unpaid principal amount of such Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto, at a rate per annum equal to two hundred (200.00) basis points in excess of the Eurodollar Rate). Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period. Notwithstanding anything in this Agreement to the contrary, all Eurodollar Loans that are a portion of the Term Loan shall have an Interest Period of one month.

4. Closing Deliveries. Concurrently with the execution of this Amendment, Borrowers shall:

(a) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(b) pay all legal fees and expenses of Agent in connection with this Amendment.

5. Representations and Warranties. Borrowers hereby represent and warrant to Agent and the Lenders that (a) Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Second Amendment Effective Date as if made on the Second Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true an correct in all material respects as of such earlier date); (f) Borrowers are not aware of any claim or offset against, or defense or counterclaim to, Borrowers’ obligations or liabilities under the Credit Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrowers in every respect, enforceable in accordance with its terms.

6. No Course of Dealing. Borrowers acknowledge and agree that this Amendment is not intended, nor shall it, establish any course of dealing with respect to the various provisions amended herein, or otherwise, among Borrowers, Agent and the Lenders that is inconsistent with the express terms of the Loan Documents.

7. Waiver and Release. Borrowers, by signing below, hereby waive and release Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrowers are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

8. References to Credit Agreement and Ratification. Each reference that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

9. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

10. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

11. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

12. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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11466245.4

JURY TRIAL WAIVER. BORROWERS, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Columbus, Ohio as of the date first set forth above.

CORE MOLDING TECHNOLOGIES, INC. By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr Title: V.P., Secretary, Treasurer and CFO
CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V. By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: V.P., Secretary, Treasurer and CFO
KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Roger D. Campbell Name: Roger D. Campbell Title: Senior Vice President

ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Second Amendment Agreement dated as of June 30, 2009. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER, AGENT AND LENDERS.

CORE COMPOSITES CINCINNATI, LLC By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: V.P., Secretary, Treasurer and CFO	CORE COMPOSITES CORPORATION By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: V.P., Secretary, Treasurer and CFO
CORE AUTOMOTIVE TECHNOLOGIES LLC By: Core Molding Technologies, Inc., Its sole member By: /s/ Herman F. Dick, Jr. Name: Herman F. Dick, Jr. Title: V.P., Secretary, Treasurer and CFO